Exhibit 10.1

Exclusive Consultant and Service Agreement

Exclusive Consultant and Service Agreement (referred herein as “Agreement), are signed by two parties (referred herein as “Parties) on February 5, 2021 in Beijing, China.

Party A: Beijing Fengyuan Zhihui Education Technology Co., Ltd.

Address: Room 515, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing.

Party B: Beijing Zhuoxun Century Culture Communication Co., Ltd.

Address: Room 513, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing.

Whereas

1. Party A is a wholly foreign-owned enterprise legally established and validly existing within the territory of the People’s Republic of China, and has consulting and service resources;

2. Party B is a limited liability company incorporated in China;

3. Party A agrees to provide consulting and related services to Party B, and Party B agrees to accept the consulting and services provided by Party A.

Accordingly, the two parties have reached an agreement to comply with the following terms and conditions through the principle of equality and mutual benefit:

1. Consultation and services: sole and exclusive rights

1.1 During the period of this agreement, Party A agrees to provide Party B with relevant consulting and services as Party B’s exclusive consulting and service provider in accordance with the terms of this agreement (see Annex 1 for details).

1.2 Party B agrees to accept the consultation and services provided by Party A during the validity period of this agreement. Taking into account the value of the consulting and services provided by Party A and the good cooperative relationship between the two parties, Party B further agrees that, unless Party A agrees in writing in advance, during the period of this agreement, Party B will not accept any third party’s involvement in this agreement consulting and services provided by the business scope.

1.3 For all rights, ownership, rights, and intellectual property rights (including but not limited to copyrights, patent rights, technical secrets, trade secrets, and others) arising from the performance of this agreement, whether developed by Party A or by Party B based on A Party A’s intellectual property rights or those developed by Party A based on Party B’s intellectual property rights, Party A enjoys sole and exclusive rights and interest, and Party B shall not claim any rights, ownership, rights, and intellectual property rights against Party A.

However, if the development is carried out by Party A based on Party B’s intellectual property rights, Party B must ensure that there are no defects in the intellectual property rights, otherwise Party B shall be responsible for losses caused to Party A. If Party A therefore assumes the liability for compensation to any third party, after making such compensation, Party A has the right to recover all its losses from Party B.

1.4 Taking into account the good cooperative relationship between the two parties, Party B promises that if it wants to conduct any business cooperation with other enterprises, it must obtain the consent of Party A. Under the same conditions, Party A or its affiliates have the priority to cooperate.

2. Calculation and Payment of Consulting and Service Fees (hereinafter referred to as “service fees”)

2.1 Both parties agree that for each financial quarter where profits are generated, Party B shall determine and pay the service fee in accordance with the method listed in Annex 2 of this agreement

2.2 If Party B fails to pay the service fees and other expenses in accordance with the provisions of this agreement, Party B shall pay Party A a daily penalty of Five ten thousandths of the default for the amount in arrears.

2.3 Party A has the right to appoint its employees or a certified public accountant in China or other countries (referred to as “Party A’s Authorized Representative”) to verify Party B’s accounts at its own expense, in order to verify the calculation method and amount of service fees. To this end, Party B shall provide the authorized representative of Party A with the documents, accounts, records, data, etc. required by the authorized representative of Party A, so that the authorized representative of Party A can audit Party B’s accounts and determine the amount of service fees. Unless there is a very serious error, the amount of the service fee shall be the amount determined by the authorized representative of Party A.

2.4 Unless the parties agree otherwise, the service fee paid by Party B to Party A under this agreement shall not be deducted or offset (such as bank handling fees, etc.).

2.5 In addition, Party B shall pay to Party A the actual expenses incurred in providing the consultation and services under this agreement, including but not limited to various travel expenses, transportation expenses, printing fees and postage while paying the service fees.

3. Representations and Warranties

3.1 Party A represents and warrants:

3.1.1 Party A is a company legally registered and validly existing in accordance with Chinese laws;

3.1.2 Party A shall perform this agreement within its company’s power and business scope; it has been authorized by the necessary company, and has obtained the consent and approval of third parties and government departments, and does not violate any laws or contractual restrictions that are binding or have an impact on it

3.1.3 Upon signing this agreement shall constitute a legal, effective, binding and enforceable legal document for Party A

3.2 Party B represents and warrants:

3.2.1 Party A is a company legally registered and validly existing in accordance with Chinese laws;

3.2.2 Party B has signed and performed this agreement within its company’s power and business scope, has obtained the necessary company authorization, and has obtained the consent and approval of a third party or government department, and does not violate any binding or impact on it. Legal or contractual restrictions;

3.2.3 Upon signing this agreement constitutes a legal, effective, binding, and enforceable legal document for Party B.

4. Confidential Terms

4.1 Party A and Party B agree to do their best to the confidential materials and information that they have learned or come into contact with (hereinafter referred to as “confidential information”. When providing materials and information, the provider of materials and information should clearly inform in writing that they are confidential information.), adopt all kinds of reasonable confidentiality measures to keep it confidential; without the prior written consent of the confidential information provider, such confidential information shall not be disclosed, given or transferred to any third party (including the merger of the confidential information recipient with the third party, being merged, or being subject to the third party). Three parties directly or indirectly control). Once this agreement is terminated, Party A and Party B shall return any documents, materials or software containing confidential information to the original owner or provider of the confidential information, or destroy it by themselves with the consent of the original owner or provider, including delete any confidential information from any relevant memory device, and shall not continue to use such confidential information. Party A and Party B shall take necessary measures to disclose confidential information only to Party B’s employees, agents or professional consultants who need to know, and urge such Party B’s employees, agents or professional consultants to comply with the confidentiality obligations under this agreement. Party A and Party B, Party B’s staff, agents or professional consultants shall sign a specific confidentiality agreement to compliance with.

4.2 Above terms do not apply to

4.2.1 Information that has become generally available to the public at the time of disclosure

4.2.2 It is not because of the fault of Party A or Party B that the information has become generally available to the public after the disclosure;

4.2.3 Party A or Party B can prove that they have information before the disclosure, and that they have not obtained information directly or indirectly from other parties;

4.2.4 Party A or Party B is obliged to disclose to relevant government departments, securities regulatory authorities, stock exchanges, stock trading institutions, etc., in accordance with legal requirements, or Party A or Party B, due to its normal business needs, to its direct legal counsel and Financial advisors disclose the above confidential information

4.3 The parties to the agreement agree that this clause will continue to be effective regardless of whether this agreement is changed, cancelled or terminated.

5. Compensation

5.1 Except as otherwise provided in this agreement, if Party B fails to perform or suspend the performance of its obligations under this agreement, and fails to correct the above behavior within 30 days of receiving the notification from the other party, or if its statements and guarantees are not true, then constitutes a breach of contract.

5.2 If any party to this agreement violates this agreement or any statement or guarantee made in this agreement, the observant party may notify the breaching party in writing and request it to correct the breach within ten days of receiving the notice, and take corresponding measures, effective and timely to avoid the occurrence of damage results, and continue to perform this agreement. In the event of damage, the breaching party shall compensate the observant party so that the observant party can obtain all the rights and interests that it deserves when the contract is performed.

5.3 If any party violates this agreement and causes the other party to bear any costs, liabilities or suffer any losses (including but not limited to the company’s loss of profits), the breaching party shall pay for any of the above expenses, liabilities or losses (including but not limited to the cause). The interest paid or lost due to breach of contract and attorney fees) compensate the non-compliant party. The total amount of compensation paid by the breaching party to the observing party shall be the same as the loss caused by the breach. The above compensation includes the benefits that the observing party should obtain due to the performance of the contract, but the compensation shall not exceed the reasonable expectations of the parties to the agreement.

5.4 If Party B fails to follow Party A’s instructions, or due to improper use of Party A’s intellectual property rights or improper technical operations, if anyone makes a claim for this, Party B shall bear full responsibility. If Party B finds that anyone is using Party A’s intellectual property rights without legal authorization, Party B shall immediately notify Party A and cooperate with any actions taken by Party A.

5.5 If both parties to the agreement violate this agreement, the amount of compensation to be paid by each shall be determined according to the degree of each breach.

6. Effectiveness, performance and validity period

6.1 This agreement is signed on the date indicated at the beginning of the text and becomes effective at the same time.

6.2 Unless Party A terminates this agreement in advance, the validity period of this agreement is ten years, starting from the date this agreement takes effect. Before the expiration of this agreement, if Party A makes a request, both parties shall extend the term of this agreement according to Party A’s request. The extended validity period shall be determined by Party A, and both parties shall sign another exclusive consultation and service agreement or continue to perform this agreement according to Party A’s request.

7. Termination

7.1 During the validity period of this agreement, if Party B terminates this agreement early without any reason, Party B shall compensate Party A for all losses caused thereby and pay the relevant service fees for the completed services.

7.2 This agreement could be terminated upon the mutual consent of the both parties.

7.3 After the termination of this agreement, the rights and obligations of the both parties under Articles 4 and 5 of the agreement will continue to be valid.

8. Dispute Resolution

8.1 When there is a dispute between the parties to the agreement on the interpretation and performance of the terms under this agreement, the parties to the agreement shall negotiate in good faith to resolve the dispute. If the negotiation fails, either party can submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration shall be Beijing, and the language of arbitration shall be Chinese. The arbitration award shall be final and binding on both parties to the agreement. The provisions of this article are not affected by the termination or cancellation of this agreement

8.2 Except for matters in dispute between the parties to the agreement, the parties to the agreement shall continue to perform their respective obligations in accordance with the provisions of this agreement in good faith.

9. Force Majeure

9.1 “Force majeure event” refers to any event beyond the reasonable control of a party and still unavoidable under the reasonable attention of the affected party, including but not limited to government actions, natural forces, fires, explosions, storms, flooding, earthquake, tide, lightning or war. However, insufficient credit, funds or financing shall not be regarded as matters beyond the reasonable control of one party. A party seeking to be exempted from performance under this agreement due to a “force majeure event” shall notify the other party as soon as possible of the exemption, and inform it of the steps required to complete the performance

9.2 When the performance of this agreement is delayed or hindered by the aforementioned definition of “force majeure”, the party affected by the force majeure does not need to bear any responsibility under this agreement within the scope of the delay or hindrance. The party affected by force majeure shall take appropriate measures to reduce or eliminate the effects of “force majeure” and shall strive to resume the performance of obligations that have been delayed or hindered due to “force majeure”. Once the force majeure event is eliminated, the parties to the agreement agree to use their best efforts to resume performance under the agreement.

10. Notice

The notices issued by the parties to the agreement to perform their rights and obligations under this agreement shall be made in writing and sent to the relevant parties in the form of personal delivery, registered mail, postage prepaid mail, approved courier service, or graphic fax. The following addresses of one party or both parties to the agreement

Party A: Beijing Fengyuan Zhihui Education Technology Co., Ltd.

Address: Room 515, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing

Telephone: [*]

Contact: Ru Zhang

Party B: Beijing Zhuoxun Century Culture Communication Co., Ltd.

Address: Room 513, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing

Telephone: [*]

Contact: Boyu Zhu

11. Assignment

Party B shall not transfer its rights and obligations under this agreement to any third party, unless Party A’s prior written consent is obtained. Party A may transfer its rights and obligations under this agreement to its affiliates without Party B’s consent, but Party B shall notify Party B of the above transfer.

12. Severability of Agreement

The parties hereby confirm that this agreement is a fair and reasonable agreement reached by the parties on the basis of equality and mutual benefit. If any clause under this agreement is inconsistent with the relevant law and is invalid or unenforceable, the clause shall only be invalid or unenforceable within the jurisdiction of the relevant law, and shall not affect the legal validity of other provisions of this agreement

13. Amendment

The parties to the agreement shall amend and supplement this agreement in a written agreement. Amendmenta and supplements to this agreement that have been properly signed by both parties are an integral part of this agreement and have the same legal effect as this agreement.

14. Jurisdiction

The signing, validity, performance and interpretation of this agreement, as well as the settlement of disputes, are governed by Chinese laws and interpreted in accordance with Chinese laws.

In view of this, both parties to the agreement signed this agreement on the date mentioned at the beginning of the text by their authorized representatives, in order to keep it true.

Signature Page Only

Party A: Beijing Fengyuan Zhihui Education Technology Co., Ltd.

Authorized party:

(company’s seal)

Party B: Beijing Zhuoxun Century Culture Communication Co., Ltd.

Authorized Party:

(company’s Seal)

Attachment one

Consultation and service content list

1.Provide business-related software development and research services.

2.Provide business-related technical services, applications and implementation, including but not limited to design, installation, and testing of all systems

3.Provide daily maintenance support, upgrades, maintenance, monitoring and troubleshooting of computer network equipment, and other technical services.

4.Provide staff pre-job, on-the-job, technical training services

5.Provide technology development and technology transfer services.

6.Provide Public Relations services

7.Provide Market speculation, research, consultant service

8.Provide short and long term market development, market planning services

9.Provide business related consultation services

10.Provide market propaganda, members activities and related organizing and planning services

11.Provide Intellectual property permit

12.Provide equipment and rental service

13.Provide business related management consultation services and related business and tech support

Attachment two

Payment

1. The service fee under this agreement shall be accrued according to Party B’s profit before tax in the corresponding year after deducting Party B’s losses in the previous year (if any), necessary costs, fees, taxes, and withdrawals incurred in that year. The remaining amount after the statutory provident fund, etc. Party A has the right to consider the following factors and determine the amount of service fee and adjust the service fee by issuing a service fee bill to Party B or other written methods, without Party B’s consent: (a) The technical difficulty provided by Party A and the consultation provided And the complexity of other services; (b) the time required for Party A’s technical personnel to provide such technical services, consulting and other services; (c) the specific content and commercial value of the technical services, consulting and other services provided by Party A; (d) The market price of the same type of service; (e) Party B’s business conditions and Party B’s development needs. The above service fees shall be transferred to the bank account designated by Party A by remittance or other methods approved by both parties after A has issued a payment instruction to Party B. Party A may change such payment instructions from time to time. Both parties agree that, in principle, the payment of the above service fees should not cause any party’s business difficulties during the year. For the above purpose, and within the limits of achieving the above principles, Party A has the right to agree to Party B’s postponement of payment to avoid any financial difficulties of Party B; Party A also has the right to make any other adjustments to the service fee that it deems reasonable, but it shall notify Party B in advance in writing

2. Party B shall provide Party A with the audited consolidated financial statements of Party B in the previous fiscal year within 120 days after the end of each fiscal year (hereinafter referred to as the “previous fiscal year”). The financial statements shall be independently approved by Party A. Audited by a certified public accountant, and provide Party A with all the financial and other information required to calculate the service fee for the year; Party A shall determine the service fee for the year in writing after receiving the aforementioned information provided by Party B, and has the right to determine the service fee for the year At any time thereafter, send a written payment instruction to Party B. Party B shall pay to Party A the service fees and other fees specified in the payment instruction within 30 days after receiving the written payment instruction in accordance with the payment deadline set forth in the written payment instruction or if the written payment instruction does not specify the payment deadline (If any). If Party B fails to pay the service fees and other fees (if any) in full and on time in accordance with the provisions of this agreement, Party A has the right to require Party B to pay Party A a default interest of 10% per annum based on the arrears.

3. If Party A believes that due to some reason the agreed service price determination mechanism in this Article is not applicable and needs to be adjusted, Party B shall actively and honestly communicate with Party A within ten working days after Party A’s written request for fee adjustments is made. Negotiations to determine new charging standards or mechanisms. If Party B does not reply within ten working days after receiving the above adjustment notice, it shall be deemed to have tacitly adjusted the service fee. At the request of Party B, Party A shall also negotiate with Party B to adjust the service fee.